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                                                                Exhibit 99.9

                          AMENDED AND RESTATED GUARANTY

                  This AMENDED AND RESTATED GUARANTY is entered into as of September 30, 2003 by VitalStream, Inc., a Delaware corporation ("VITALSTREAM" or a "GUARANTOR") and VitalStream Broadcasting Corporation, a Nevada corporation ("VITALSTREAM BROADCASTING" or a "GUARANTOR" and collectively, together with VitalStream and any future guarantors executing this Guaranty, the "GUARANTORS") in favor of and for the benefit of the Beneficiaries (as defined below).

                                    RECITALS

                  A. VitalStream is a wholly owned subsidiary of VitalStream Holdings, Inc., a Nevada corporation ("COMPANY").

                  B. VitalStream Broadcasting is a wholly owned subsidiary of Company.

                  C. Company entered into a Convertible Note and Warrant Purchase Agreement dated November 1, 2002 (the "INITIAL PURCHASE AGREEMENT"), pursuant to which the persons listed on ANNEX 1 AND ANNEX 2 attached thereto purchased 10% Convertible Promissory Notes (the "INITIAL CONVERTIBLE NOTES") from Company and warrants to purchase shares of Common Stock (the "COMMON STOCK") of Company (the "INITIAL WARRANTS").

                  D. Company entered into an Amended and Restated Convertible Note and Warrant Purchase Agreement dated January 15, 2003 (the "SUBSEQUENT PURCHASE AGREEMENT"), pursuant to which the persons listed on ANNEX 1 AND ANNEX 2 attached thereto purchased 10% Convertible Promissory Notes (the "SUBSEQUENT CONVERTIBLE NOTES").

                  E. Company entered into that certain Securities Exchange and Purchase Agreement dated as of September 30, 2003 (as amended, restated and modified from time to time, the "PURCHASE AGREEMENT"), by and among Company and the Purchasers identified therein pursuant to which (i) the persons listed on Annex 1 attached thereto purchased shares of 2003 Series A Preferred Stock, $.001 par value, of Company (the shares of 2003 Series A Preferred Stock issuable pursuant to the Purchase Agreement, the "NEW PREFERRED") and Additional Warrants to purchase shares of Common Stock of Company (the "ADDITIONAL WARRANTS") (all such persons set forth on Annex 1 and Annex 2 of the Purchase Agreement are collectively referred to herein as the "LENDERS" and individually as a "LENDER"), (ii) Lenders identified on Annex 2 to the Purchase Agreement and holding Initial Convertible Notes and Subsequent Convertible Notes exchanged (the "EXCHANGE") their then outstanding Initial Convertible Notes and Subsequent Convertible Notes for Amended and Restated Convertible Promissory Notes of equal principal amounts (such Amended and Restated Convertible Promissory Notes, together with all other Amended and Restated Convertible Promissory Notes issued under the Purchase Agreement, being the "AMENDED AND RESTATED NOTES"), which Amended and Restated Notes are convertible into shares of 2003 Series B Preferred Stock, $.001 par value, of Company (the shares of 2003 Series B Preferred Stock issuable upon conversion of the Amended and Restated Notes, the "CONVERSION PREFERRED"), and (iii) Lenders holding Initial Warrants exchanged their Initial Warrants for Amended and Restated Warrants with respect to an identical number of shares of Common Stock (such Amended and Restated Warrants, together with all other

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Amended and Restated Warrants issued under the Purchase Agreement, being the
"AMENDED AND RESTATED WARRANTS"; and together with the Additional Warrants, the "WARRANTS"). Unless otherwise indicated herein, capitalized terms used in this Guaranty have the same meanings set forth in the Purchase Agreement.

                  F. It is desired that the obligations of Company under the Purchase Agreement, Amended and Restated Notes (including without limitation the obligation of Company to make payments under the Amended and Restated Notes in the event of an Event of Default), New Preferred, Conversion Preferred, Warrants and the documents executed in connection therewith, be guarantied as set forth herein.

                  G. The Lenders and all other Persons to whom from time to time any Guarantied Obligation (as defined in Section 1(a) of this Guaranty) may be owed or owing are sometimes referred to herein as "BENEFICIARIES."

                  H. A portion of the proceeds of the Amended and Restated Notes, New Preferred and Warrants may be contributed or advanced to any Guarantor and thus the Guarantied Obligations are being incurred for, and will inure to the benefit of, such Guarantor (which benefits are hereby acknowledged).

                  I. It is a condition precedent to the consummation of the Exchange and the purchase of the New Preferred and Additional Warrants under the Purchase Agreement that Company's obligations thereunder be guarantied by each Guarantor.

                  J. Each Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

                  NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders to enter into the Purchase Agreement and to purchase the Amended and Restated Notes, New Preferred and Warrants, each Guarantor hereby agrees as follows:

                  1.       GUARANTY.

                  (a) In order to induce the Lenders to participate in the Exchange and purchase New Preferred and Additional Warrants from Company pursuant to the Purchase Agreement, each Guarantor jointly and severally irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise. The term "GUARANTIED OBLIGATIONS" means, collectively, (i) the unpaid principal and interest on the Amended and Restated Notes (including interest accruing at the then applicable rate provided in the Purchase Agreement and/or the Amended and Restated Notes after the Maturity Date or any acceleration thereof pursuant to the terms of the Purchase Agreement and/or any Amended and Restated Note and interest accruing at the then applicable rate provided in the Purchase Agreement and/or the Amended and Restated Notes after the commencement of any insolvency, reorganization or like proceeding relating to any Guarantor), (ii) to the extent applicable, any redemptions required to be made on the New Preferred or Conversion Preferred or dividends required to be paid in respect of the New

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Preferred or Conversion Preferred, in each case in accordance with the terms of the Certificate of Designation (as defined below) and (iii) all other monetary obligations and liabilities of Company or any Guarantor to the Beneficiaries, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Amended and Restated Notes, New Preferred, Conversion Preferred, Warrants, Purchase Agreement and other Transaction Agreements, in each case whether on account of principal, interest, dividends, right of redemption, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Beneficiaries that are required to be paid by Company or any Guarantor pursuant to the terms of any of the foregoing). As used herein, the term "CERTIFICATE OF DESIGNATION" means the Certificate of Designation, setting forth, among other matters, the rights, preferences and privileges of the New Preferred and Conversion Preferred, in the form of EXHIBIT D attached to the Purchase Agreement.

                  (b) Guarantor acknowledges that (i) a portion of the proceeds of the Amended and Restated Notes, New Preferred and Warrants may be contributed or advanced to it for the benefit of its business and (ii) that the Guarantied Obligations are being incurred for and will inure to its benefit.

                  (c) Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and the Beneficiaries that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

                  (d) In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

                  (e) Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to each Beneficiary, an amount equal to such Beneficiary's pro rata amount of the unpaid Guarantied Obligations.

                  (f) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Transaction Agreements shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other

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liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged) in an amount equal to the amount paid by such Guarantor hereunder and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

                  (g) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty, each such Guarantor or such other Guarantor shall be entitled to a contribution from each of the other Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

                  2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a Guarantor or surety other than payment in full of the Guarantied Obligations (other than contingent indemnification obligations). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) any Beneficiary may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Purchase Agreement, (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and each other Guarantor under the Purchase Agreement and the other Transaction Agreements and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company or any of such other Guarantors and whether or not Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

                  3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and

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apply any security now or hereafter held by or for the benefit of any
Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Beneficiaries, or any of them, may have against any such security, as each such Beneficiary in its discretion may determine consistent with the Transaction Agreements, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to the Beneficiaries, or any of them, under the Transaction Agreements.

                  4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of any Transaction Agreement, or any agreement or instrument executed pursuant thereto,
(c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though the Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, other than payment in full, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

                  5. WAIVERS. Each Guarantor waives, to the extent permitted at law, for the benefit of Beneficiaries: (a) any right to require the Beneficiaries, as a condition of payment or performance by such Guarantor, to
(i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person,
(iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations (other than contingent indemnification obligations); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in

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other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to gross negligence, willful misconduct or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Amended and Restated Notes, the Purchase Agreement or any other Transaction Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, and notices of any of the matters referred to in Section 3 and Section 4 hereof and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                  6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. So long as any Guarantied Obligation remains outstanding and has not been paid in full, Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including without limitation (a) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company unless Guarantor pays the Guarantied Obligations in full, and (b) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. Guarantor will defer any exercise or enforcement of any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company until payment in full of the Guarantied Obligations. In addition, until the Guarantied Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights the Beneficiaries may have against Company, to all right, title and interest the Beneficiaries may have in any such collateral or security, and to any right the Beneficiaries may have against any other Guarantor.

                  Any indebtedness of Company now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to a Guarantor collected or received by such Guarantor after an Event of Default has

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occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations (other than contingent indemnification obligations) have not been paid in full, shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries to be credited and applied against the Guarantied Obligations.

                  7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by any Guarantor under the provisions of any other Transaction Agreement executed by such Guarantor. The agreements in this Section 7 shall survive repayment of the Guarantied Obligations and all other amounts payable under the Transaction Agreements.

                  8. FINANCIAL CONDITION OF COMPANY. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Purchase Agreement and the other Transaction Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

                  9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Purchase Agreement by Company as to such Guarantor's organization and legal status, and the enforceability of the Transaction Agreements to which such Guarantor is a party.

                  10. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

                  11. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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                  The rights, powers and remedies given to Beneficiaries by this
Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Transaction Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  12. ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be VitalStream and VitalStream Broadcasting. From time to time subsequent to the date hereof, additional Subsidiaries of Company, VitalStream Broadcasting or VitalStream shall become parties hereto within five (5) business days after becoming a Subsidiary of Company, VitalStream Broadcasting or VitalStream, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart, a form of which is attached as Exhibit A, of this Guaranty. Upon delivery of any such counterpart to each Beneficiary, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any subsidiary of Company becoming an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

                  13. ENTIRE AGREEMENT. This Guaranty, the other Transaction Agreements and the other agreements and instruments referred to herein and therein contain the entire agreement between the Parties hereto and supersede any prior understandings, agreements or representations by or between the Parties hereto, written or oral, which may have related to the subject matter hereof in any way.

                  14. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Guaranty by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not.

                  15. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor).

                  16. DESCRIPTIVE HEADINGS; INTERPRETATION. Section headings used in this Guaranty are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such Guaranty.

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                  17.      NOTICE. All notices, demands or other communications
to be given or delivered under or by reason of the provisions of this Guaranty shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to (i) each Beneficiary at the address indicated for such Beneficiary in the Purchase Agreement and (ii) Company or any Guarantor at the address indicated below:

                                    One Jenner, Suite 100
                                    Irvine, California 92618
                                    Facsimile: (949) 453-8686
                                    Attention: Chief Operating Officer and
                                    General Counsel

                                    with a copy (which shall not constitute
                                    notice to VitalStream or VitalStream
                                    Broadcasting) to:

                                    Stoel Rives LLP
                                    201 South Main Street, Suite 1100
                                    Salt Lake City, Utah 84111
                                    Facsimile: (801) 578-6999
                                    Attention: Bryan T. Allen, Esq.

or to such other address, to the attention of such other Person and/or with such other copy or copies as the recipient party has specified by prior written notice to the sending party. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the State of New York (any other day being a "business day"), such time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

                  18. CONSENT AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of each Beneficiary and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  19. SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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                  20.      NO STRICT CONSTRUCTION. The parties hereto have
participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  21. GOVERNING LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND THE BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS GUARANTY, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  22. JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, COMPANY AND EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. COMPANY AND EACH GUARANTOR HEREBY WAIVES ANY CLAIM THAT NEW YORK CITY, NEW YORK IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address provided pursuant to Section 17 of this Guaranty, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

                  23. WAIVER OF RIGHT TO JURY TRIAL. COMPANY AND EACH GUARANTOR HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Guaranty or the validity, protection, interpretation, collection or enforcement hereof or thereof; AND COMPANY AND EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF in connection with any such litigation, irrespective of the nature of such setoff except to the extent that the failure so to assert any such setoff would permanently preclude the prosecution of or recovery upon same. COMPANY AND EACH GUARANTOR AGREES THAT THIS SECTION 23 IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND ACKNOWLEDGES THAT EACH BENEFICIARY WOULD NOT HAVE ENTERED INTO THIS GUARANTY IF THIS SECTION 23 WERE NOT PART OF THIS GUARANTY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each Guarantor has caused this Amended and Restated Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                             GUARANTORS

                                             VITALSTREAM, INC.

                                             By: ___________________________
                                             Name: Paul S. Summers
                                             Title: President

                                             VITALSTREAM BROADCASTING, INC.

                                             By: ___________________________
                                             Name: Paul S. Summers
                                             Title: President

                                    EXHIBIT A

                 [FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS]

                  This COUNTERPART (this "COUNTERPART"), dated _______, 20__, is delivered pursuant to Section 12 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of September 30, 2003 (as it may be from time to time amended, modified or supplemented, the "GUARANTY"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and the Beneficiaries. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 12 thereof and agrees to be bound by all of the terms thereof.

                  IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ___________, 20___.

                                      [NAME OF ADDITIONAL GUARANTOR]

                                      By: ___________________________
                                      Name:
                                      Title:
                                      Address:  ________________________________
                                                ________________________________
                                                ________________________________